UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: November 12, 2014 (November 7, 2014)

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Radnor Corporate Center, Suite 200 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

and

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On November 7, 2014, Penn Virginia Corporation (the “Registrant”) entered into the Eighth Amendment among Penn Virginia Holding Corp., a subsidiary of the Registrant, as borrower, the Registrant, as parent, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Eighth Amendment”). The Eighth Amendment amends the Registrant’s Amended and Restated Credit Agreement (the “Credit Agreement”) to permit the Registrant to pay up to $50 million to repurchase shares of the Registrant’s common stock. This repurchase permission is subject to the conditions that (1) no event of default under the Credit Agreement has occurred and is continuing, (2) the Registrant’s ratio of Total Debt to EBITDAX (each as defined in the Credit Agreement) is less than 3.0 to 1.0 on a pro forma basis and (3) the Registrant has a minimum unused borrowing availability of at least 20%.

A copy of the Eighth Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K, is incorporated herein by reference and is hereby filed. The description of the Eighth Amendment in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Eighth Amendment, dated as of November 7, 2014, among Penn Virginia Holding Corp., as borrower, Penn Virginia Corporation, as parent, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2014

Penn Virginia Corporation

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Eighth Amendment, dated as of November 7, 2014, among Penn Virginia Holding Corp., as borrower, Penn Virginia Corporation, as parent, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.